UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CREDO PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREDO PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 5, 2012

You are invited to attend or to be represented by proxy at the Annual Meeting of Shareholders of Credo Petroleum Corporation, a Delaware corporation (the “Company” or “Credo”), to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, 80202, on April 5, 2012 at 2:30 p.m., MDT, for the purposes set forth below.

1.                       To elect two Class II directors to serve until the 2015 Annual Meeting of Shareholders.

2.                       To ratify the appointment of the Company’s independent registered public accounting firm, Ernst & Young, LLP, for the fiscal year 2012.

3.                       To transact such other business as may properly come before the meeting and at any postponements or adjournments thereof.

Shareholders of record at the close of business on February 22, 2012 are entitled to receive notice of, to attend, and to vote at the Annual Meeting and at any postponements or adjournments thereof.  You are cordially invited to attend the meeting in person.

Credo’s proxy statement is attached.  Financial and other information concerning the Company is contained in the Annual Report to Stockholders for the year ended October 31, 2011.  Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to the Company’s proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of the proxy material on the Internet.  This proxy statement, the accompanying proxy card and the Company’s 2011 Annual Report to Stockholders are available at the Company’s website at www.credopetroleum.com.  In addition, and in accordance with SEC rules, you may access the proxy statement at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

Your vote is important.  Regardless of whether you expect to attend the meeting in person, please vote your shares via the Internet at www.proxyvote.com, in accordance with the instructions provided on the website, or by completing, dating, signing and promptly returning the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instruction on the proxy card.  You may revoke your proxy at any time before it is exercised by delivering written notice of revocation, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alford B. Neely
Alford B. Neely
Secretary

March 6, 2012

Denver, Colorado

CREDO PETROLEUM CORPORATION

1801 Broadway, Suite 900, Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, APRIL 5, 2012

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors of Credo Petroleum Corporation for use at the Annual Meeting of Shareholders to be held on Thursday, April 5, 2012 at 2:30 p.m., MDT, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at all adjournments thereof.  You may obtain directions to the meeting by contacting us at (303) 297-2200.  These proxy materials were first mailed to shareholders on or about March 6, 2012.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be Held on April 5, 2012.

The Company’s Notice, Proxy Statement and Annual Report to Stockholders are available at: http://www.credopetroleum.com

In addition, and in accordance with SEC rules, you may also access the Notice and Proxy Statement and vote via the Internet at http://www.proxyvote.com which does not have “cookies” that identify visitors to the site.

Only shareholders of record at the close of business on February 22, 2012 will be entitled to vote at the meeting. On that date, there were 10,041,000 shares of common stock outstanding and entitled to vote, excluding 619,000 shares held in the Company’s treasury.

All shares represented by properly executed, unrevoked proxies timely received in proper form will be voted in accordance with the directions specified thereon.  Any such proxy on which no direction is specified will be voted in favor of the election of the nominees named herein to the Board of Directors and FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.  In addition, all proxies will be voted in accordance with the judgment of the proxy holder with respect to any other matter which may properly come before the meeting.  Any shareholder giving a proxy may revoke that proxy at any time before it is voted at the meeting by executing a later dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the Secretary of the Company prior to the meeting.

The Company’s Annual Report, which includes audited financial statements, is being mailed to shareholders of the Company simultaneously with this Proxy Statement.  The Annual Report is not part of the Company’s proxy soliciting materials.

VOTING INFORMATION

The $.10 par value common stock of the Company is the only class of capital stock outstanding.  Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on by the shareholders, which vote may be given in person or by proxy.  Cumulative voting is not permitted.  A quorum, being a majority of shares of outstanding common stock, is necessary in order for business to be transacted at the meeting.  Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of shares present at the meeting for the purposes of determining a quorum.  “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One.  Directors are elected by a plurality and the nominees who receive the most votes will be elected.  Proposal One is considered a “routine” matter under NASDAQ rules but brokerage firms and nominees DO NOT have the authority to vote their customers’ unvoted shares on Proposal One or to vote the customers’ shares if the customers have not furnished voting instructions to their brokers within a specified period of time prior to the Annual Meeting of Shareholders.  Abstentions and broker non-votes will not affect the outcome of the vote on Proposal One.

Proposal Two.  In order to be approved, the ratification of Ernst & Young, LLP, as the Company’s independent public accounting firm for fiscal year 2012 must receive the affirmative vote of the majority of the shares of common stock present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote.  Proposal Two is considered a “routine” matter under NASDAQ rules and brokerage firms and nominees DO have the authority to vote their customers’ unvoted shares on Proposal Two or to vote the customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders.  Abstentions will have the effect of a vote against Proposal Two.  Broker non-votes will not affect the outcome of the vote on Proposal Two.

ADVICE TO BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY SHAREHOLDERS OF OUR COMPANY, AS A SUBSTANTIAL NUMBER OF SHAREHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Shareholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial shareholders”) should note that only proxies submitted by shareholders whose names appear on the records of our Company as the registered holders of shares of common stock can be recognized and acted upon at our Annual Meeting. If shares of common stock are listed in an account statement provided to a shareholder by a broker, then in almost all cases those shares of common stock will not be registered in the shareholder’s name on the records of our Company and are most likely registered under the names of the shareholder’s broker or an agent of that broker.  In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks).  Beneficial shareholders should ensure that instructions respecting the voting of their shares of common stock with respect to the election of directors are communicated to the appropriate person, as without specific instructions, brokers/nominees are prohibited from voting shares for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings, unless the beneficial shareholders have waived the right to receive meeting materials.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial shareholders in order to ensure that their shares of common stock are voted at our Annual Meeting.  The Form of Proxy supplied to a beneficial shareholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to registered shareholders by our Company.  However, its purpose is limited to instructing the registered shareholder (the broker or agent of the broker) how to vote on behalf of the beneficial shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”).  Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial shareholders and the beneficial shareholders return the proxy forms to Broadridge.  Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at our Annual Meeting.  A beneficial shareholder receiving a Broadridge proxy cannot use that proxy to vote shares of common stock directly at our Annual Meeting.  The proxy must be returned to Broadridge well in advance of our Annual Meeting in order to have the shares of common stock voted.

Alternatively, a beneficial shareholder may request in writing that his or her broker send to the beneficial shareholder a legal proxy which would enable the beneficial shareholder to attend our annual meeting and vote his or her shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The only persons believed by the Company, based solely on the Company’s review of the SEC filings and shareholders of record lists, to own of record or beneficially more than 5% of the Company’s common stock as of February 22, 2012 are set forth below.  As of February 22, 2012 there were 10,041,000 shares of common stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of Class	Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Ownership	Percent Of Class
Common Stock	James T. Huffman(1) 6919 S. Steele Street Centennial, Colorado 80122	748,555	7.4%
Common Stock	RCH Energy SSI Fund, LP(2) 3953 Maple Avenue, Suite 180 Dallas, TX 75219	1,150,000	11.5%
Common Stock	RCH Energy Opportunity Fund III, LP(2) 3953 Maple Avenue, Suite 180 Dallas, TX 75219	687,000	6.8%

(1)          Mr. Huffman is the Chairman of the Board of Directors.  He retired as the Company’s Chief Executive Officer in January, 2010.  Includes 58,563 shares that are related to options currently exercisable, or exercisable within 60 days of, February 22, 2012 and 404,406 shares owned by members of Mr. Huffman’s immediate family, who retain sole investment and voting power.

(2)          This disclosure is based on a Schedule 13D filed by Robert J. Raymond on behalf of RR Advisors, LLC, RCH Energy Opportunity Fund II GP, L.P., RCH Energy Opportunity Fund II, L.P., RCH Energy Opportunity Fund III GP, L.P., RCH Energy Opportunity Fund III, L.P., RCH Energy SSI Fund, L.P., and RCH Energy SSI G.P. with the SEC on May 25, 2011.  Robert J. Raymond and RR Advisors, LLC possess shared voting and dispositive power over the RCH Energy SSI Fund, LP and RCH Energy Opportunity Fund III, LP shares.

The following table, based in part upon information supplied by officers, directors and principal stockholders, sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of February 22, 2012, by (i) each Named Executive Officer (see “Executive Compensation — Summary Compensation Table”), (ii) each director and nominee of the Company, and (iii) all directors and executive officers of the Company as a group.  Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.  Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities.  Unless otherwise indicated, all persons named below can be reached at Credo Petroleum Corporation, 1801 Broadway, Suite 900, Denver, Colorado  80202.

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount And Nature Of Beneficial Ownership	Percent Of Class
Common Stock	Clarence H. Brown(1) (4)	91,080	*
Common Stock	Oakley Hall(1) (2)	120,000	1.2%
Common Stock	James T. Huffman(1) (3)	748,555	7.4%
Common Stock	W. Mark Meyer(5)	0	*
Common Stock	Alford B. Neely(1)	20,000	*
Common Stock	John A. Rigas(5)	0	*
Common Stock	H. Leigh Severance	196,885	2.0%
Common Stock	William F. Skewes	70,301	*
Common Stock	Marlis E. Smith, Jr. (1)	83,334	*
Common Stock	All Directors and Officers as a Group (nine persons)	1,330,155	13.0%

*Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of the table date.

(1)          Includes the following shares subject to stock options which are currently exercisable, or exercisable within 60 days of February 22, 2011: Mr. Brown - 29,250 shares; Mr. Hall - 20,000 shares; Mr. Huffman - 58,563 shares; Mr. Neely - 20,000 shares; Mr. Smith — 33,334 shares.

(2)          Mr. Hall’s shares are held in the name of a family investment partnership over which Mr. Hall has sole voting and dispositive power.

(3)          Includes 404,406 shares owned by members of Mr. Huffman’s immediate family, who retain investment and voting power.

(4)          Mr. Brown’s shares are held in the name of a trust, of which he is a beneficiary.

(5)          Mr. Meyer and Mr. Rigas are partners in RCH Energy SSI Fund, LP and RCH Energy Opportunity Fund III, LP.  The two funds, combined, hold 1,837,000 shares or 18.3% of the Company’s common stock.  Based on Schedule 13D filed on May 25, 2011, Robert J. Raymond and RR Advisors, LLC have voting and dispositive power of the 1,837,000 RCH Energy SSI Fund, LP and RCH Energy Opportunity Fund III, LP shares.

DIRECTORS AND OFFICERS

Election of Directors (Item 1 on Proxy Card)

The Company’s Certificate of Incorporation classifies members of the Board of Directors into three classes having staggered terms of three years each.  The Board of Directors consists of eight directors, including six independent directors, who have particular expertise in areas considered essential to the Company’s business—namely land, petroleum engineering, legal, accounting and investments.  The Board of Directors has affirmatively determined that Clarence H. Brown, Oakley Hall, William F. Skewes, W. Mark Meyer, John A. Rigas and H. Leigh Severance, who comprise a majority of the Board of Directors, are “independent” directors in accordance with NASDAQ standards.  Messrs. Huffman and Smith are not independent under NASDAQ standards.

The directors elected to the Board of Directors in Class II at the 2012 Annual Meeting of Shareholders will serve until the 2015 Annual Meeting of Shareholders and until their successors are duly elected and qualified.  Class I and Class III directors will continue to serve until the 2013 and 2014 Annual Meetings of Shareholders, respectively, or until their successors are duly elected and qualified.

The two Class II nominees named below are presently members of the Board of Directors.  Unless your proxy contains contrary instructions, it will be voted FOR the nominees.  Should the nominees become unable to serve, which is not anticipated, the proxy will vote for such substitute nominees as recommended by the Board of Directors.  On

February 23, 2012, W. Mark Meyer, informed the Board of Directors that he will not stand for re-election as a Class II director.  RCH Energy Opportunity Fund II, LP, and its successors and assigns, have a right to replace Mr. Meyer by designating one Class II nominee for election to the Board of Directors subject to compliance with contractual terms, the Company’s corporate documents and applicable law.  As of the date of this Proxy Statement the Company has not received such a complying designation of a new Class II nominee.  Any vacancy occurring in a class following the election of that class may be filled by the remaining members of the Board of Directors.  A director selected to fill a vacancy in a class will hold office for a term expiring at the Annual Meeting of Shareholders at which the term of that class expires or until a successor is duly elected and qualified.

The following table sets forth certain information with respect to each nominee and each director whose term of office will continue after the meeting and the director who is not standing for re-election.

Information Concerning Director Nominees and Continuing Directors

Name, Age, Position with Company and Term as Director	Business Experience and Directorships in Other Public or Investment Companies

CLASS II — NOMINEES FOR ELECTION AT THE 2012 ANNUAL MEETING WHOSE TERMS WILL EXPIRE AT THE 2015 ANNUAL MEETING

James T. Huffman Age: 64; Director and Chairman of the Board since 1980, Retired Chief Executive Officer of the Company

Mr. Huffman was a founder of the Company in 1978 and has been the Chairman of the Board of Directors since 1980. He was Chief Executive Officer from 1980 until his retirement in January 2010. In determining Mr. Huffman’s qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his management experience in the energy industry, including his tenure as Chief Executive Officer of Credo Petroleum Corporation.

Clarence H. Brown Age: 77; Director since 2000

Mr. Brown has been an independent businessman and oil operator since December 2000. From 1989 until December 2000, Mr. Brown was an Executive Vice President, Chief Operating Officer and member of the Board of Directors for Columbus Energy, Inc. Prior to 1989, Mr. Brown was the Chairman of the Board of Directors and Chief Executive Officer of Kimbark Oil and Gas Company. In determining Mr. Brown’s qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his experience and expertise in the energy industry and his prior senior management positions in oil and natural gas companies.

Name, Age, Position with Company and Term as Director	Business Experience and Directorships in Other Public or Investment Companies

CLASS I — DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2013 ANNUAL MEETING

Oakley Hall Age: 65; Director since 2000

Mr. Hall has been an independent businessman and investor since July 2000 in the oil and gas industry. Previously, Mr. Hall was an audit partner with the accounting firm of PricewaterhouseCoopers. In determining Mr. Hall’s qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his experience and expertise in oil and gas finance and accounting, as well as his position as retired Partner in an international independent accounting firm.

William F. Skewes Age: 66; Director since 1980

Mr. Skewes has been an attorney in private practice since April 1988. From 1977 until April 1988, Mr. Skewes was a partner in the Denver law firm of Kelly, Stansfield & O’Donnell. In determining Mr. Skewes’ qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his experience and expertise in the legal and finance aspects of the oil and gas industry.

Marlis E. Smith, Jr. Age: 51; Director since 2009; President and Chief Executive Officer 2010-2012

Mr. Smith was appointed President and CEO of Credo Petroleum effective January 16, 2010. Mr. Smith retired from that position effective January 31, 2012. He is President of SmithCo Properties, Inc from 1987 and Managing Partner of Smith/Drummond Holdings, LLP from 1999, and through these two companies, Mr. Smith is an investor in many oil and gas wells throughout the Mid-continent and Rocky Mountain regions of the United States. In determining Mr. Smith’s qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his successful record of investing in oil and gas ventures and his experience and expertise in the energy industry.

CLASS III — DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2014 ANNUAL MEETING

John A. Rigas Age 48; Director since 2008

Mr. Rigas has been Vice President, since June 2007, of RR Advisors, LLC and a Partner of RCH Energy Opportunity Fund II, LP and RCH Energy Opportunity Fund III, LP, E&P equity investment funds. From January 2006 until May 2007, Mr. Rigas was an independent business development consultant for various oil and gas companies. From April 2003 until December 2005, Mr. Rigas was a Principal in Odyssey Energy Capital I, LP, managing a portfolio of oil and gas mezzanine loans. In determining Mr. Rigas’ qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his experience and expertise in the energy industry and its investment community.

H. Leigh Severance Age 73; Director since 2008

Mr. Severance has owned Severance Capital Management, a portfolio management company, since 1984. Prior to 1984, Mr. Severance was employed by Cambiar Investors, Inc., an independent Denver-based investment advisory firm. Previously, he served as portfolio manager of Founder Growth Fund, portfolio manager of J.M. Hartwell and Company, and as a securities analyst for the endowment fund at the University of Rochester. In determining Mr. Severance’s qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his extensive experience and expertise in finance and investment across a broad spectrum of industries.

CLASS II — DIRECTOR WHO IS NOT STANDING FOR RE-ELECTION AT THE 2012 ANNUAL MEETING

W. Mark Meyer; Director since 2008

Mr. Meyer has been President, since April 2007, of RR Advisors, LLC and Principal of RCH Energy Opportunity Fund II, LP and RCH Energy Opportunity Fund III, LP, E&P equity investment funds. From August 2005 until March 2007, Mr. Meyer was a Portfolio manager for CastleArk Management. From January 2001 until July 2005, Mr. Meyer was Director of Simmons & Company, Int’l and a Senior Equity Research Analyst in the E&P sector. In determining Mr. Meyer’s qualifications to serve on our Board of Directors, the Board of Directors has considered, among other things, his experience and expertise in the energy industry and its investment community.

Information Concerning Other Executive Officers and Significant Employees

In addition to the directors and executive officer listed above, during fiscal year 2011 the following persons have been executive officers or significant employees as defined by Securities and Exchange Commission regulations.  Mr. Neely is the Company’s only other Named Executive Officer.

Name	Position	Age	Work Experience
Alford B. Neely	Chief Financial Officer and Secretary since 2008, Treasurer since 2010	66

Mr. Neely served as the Company’s Manager of Regulatory Compliance from July 2006 until July 2008, and was the Company’s Vice President and Chief Financial Officer from April 1998 through April 2000. From April 2000 to July 2006, Mr. Neely was a principal in his family’s business, and served as the principal owner and general manager. Mr. Neely was discharged from a petition for voluntary personal bankruptcy in 2004.

Kenneth J. DeFehr	Manager-Petroleum Engineering since 1990	62

Prior to joining the Company, from 1982 until 1990, Mr. DeFehr was a Senior Reservoir Engineer for Axem Resources, Inc. Prior to that, Mr. DeFehr was a Reservoir Engineer for Phillips Petroleum Company. Mr. DeFehr is a Registered Professional Engineer.

Torie A. Vandeven	Manager-Geology and Exploration since 1999	57

Prior to joining the Company, from 1997 to 1998, Ms. Vandeven was a Regional Geologist for Key Production Company. From 1995 to 1997, Ms. Vandeven was a Senior Staff Geologist and from 1998 to 1999, a Regional Exploitation Geologist for Amoco Production Company. Prior to 1995, Ms. Vandeven was a Senior Staff Geologist for Santa Fe Minerals, Inc. Ms. Vandeven is a Certified Petroleum Geologist.

Information Concerning Meetings of the Board of Directors and Board Committees

The Board of Directors met four times in person and held six telephonic meetings during fiscal 2011.  All directors attended more than 75% of Board and committee meetings.  It is Company policy that Board members attend the Annual Meeting of Shareholders unless health, family or other important personal matters prohibit such attendance. All members of the Board of Directors attended the Company’s 2011 Annual Meeting of Shareholders.

The Board of Directors has an Executive Committee consisting of Messrs. Hall, Huffman and Skewes.  Mr. Hall and Mr. Skewes are “independent” directors in accordance with NASDAQ standards.  The Executive Committee did not meet during fiscal 2011 because the full Board filled that function.  During 2010, the Board formed a Compensation Committee consisting of Messrs. Hall, Skewes and Rigas, all of whom are independent directors.  The Compensation Committee met two times during the year.  There is no standing Nominating Committee because such matters are considered by the entire Board of Directors.  The Directors believe that, due to its size and composition, the full Board is capable and qualified to fulfill the function of a separate Nominating Committee.

The Audit Committee of the Board of Directors has three members:  Mr. Hall, a retired CPA, Mr. Brown, a former oil company executive and Mr. Skewes, an attorney in private practice.  The Audit Committee met six times during fiscal 2011.  Mr. Hall is a retired CPA and is a retired PricewaterhouseCoopers audit partner.  He is Chairman of the Audit Committee and is qualified as an “audit committee financial expert” under the applicable Securities and Exchange Commission rules.  Messrs. Hall, Brown and Skewes are “independent” directors in accordance with NASDAQ standards.

Board Leadership Structure

In January 2010, Mr. Huffman retired as CEO of the Company.  The Board determined that, in connection with the appointment of Marlis E. Smith, Jr. as the Chief Executive Officer, it would be appropriate to separate the roles of Chief Executive Officer and Chairman.  Until stepping down from his position on January 31, 2012, Mr. Smith was responsible for the Company’s day-to-day operations and for executing the Company’s long-term strategies in collaboration with the Board.  Mr. Michael D. Davis, Credo’s Chief Operating Officer, was appointed interim Chief Executive Officer effective February 1, 2012.

Mr. Huffman is the non-executive Chairman of the Board.  In addition to chairing the Board, he acts as an advisor to the CEO, and provides consulting services as requested by the CEO.  This structure enables the Company and the Board to benefit from the CEO’s skills and expertise as well as Mr. Huffman’s long term institutional knowledge of the Company.

Board Oversight of Risk Management

The oil and gas exploration and production business is inherently risky.  One of the Board’s functions is to oversee how management deals with risk.  The Board seeks to ensure that management has in place processes for dealing appropriately with risk.  It is the responsibility of the Company’s senior management to implement the Company’s short and long-term business strategy and to identify and manage risks.  The full Board exercises its risk oversight responsibilities primarily through management briefings on the potentially significant risks that the Company faces and how the Company is seeking to control risk where appropriate.  Board members also often discuss risks as a part of their review of the business strategy, new and ongoing business, financial, and other activities of the Company.

Risks vary in many ways, including the ability of the Company to anticipate and understand risks, the types of adverse impacts that could occur if the undesired event occurs, the likelihood that an undesired event and a particular adverse impact would occur, and the ability of the Company to control risks and the potential adverse impacts.  Some risks may be identified and largely controlled, and others are unknown.  Some risks can be avoided or mitigated, and some risks are unavoidable as a practical matter.  For some risks, the potential adverse impact would be minor, and, as a matter of business judgment, it may not be appropriate to allocate significant resources to avoid the impact.  In other cases, the impact could be significant, and it is prudent to expend resources to seek to avoid or mitigate a potential adverse impact. The Company seeks to align its voluntary risk-taking with overall Company objectives, and perceived potential rewards. The Audit Committee oversees issues related to internal control over financial reporting.  The Board also has overall responsibility for executive officer succession planning.

Consideration of Director Nominees

Shareholder Nominees

If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company at:

CREDO Petroleum Corporation
1801 Broadway, Suite 900
Denver, Colorado 80202

Shareholders should specify the name and address of the nominee and the qualifications of such nominee for membership on the Board of Directors.  All such recommendations will be brought to the attention of the Company’s Board of Directors.

Evaluating Nominees for Director

Nominations for open positions on the Board of Directors may come from a variety of sources including business contacts of current and former directors or officers, the use of a professional search firm selected by the Board of Directors and shareholder nominations, all of whom are evaluated on the same basis.  In evaluating such nominations, the Board of Directors will seek to achieve a balance of knowledge, skills and experience on the Board.  Each nominee will be considered based on the need or desire to fill existing vacancies or expand the size of the Board and otherwise to select nominees that best suit the Company’s needs.  While the Company does not have a formal policy with respect to the consideration of diversity when assessing director nominees, it considers diversity as a part of its overall assessment of the Board’s functioning and needs.  Shareholder nominations to the Board of Directors must be submitted in accordance with the procedures prescribed in the Company’s By-Laws.

Director Qualifications

Director candidates will be evaluated based on criteria developed by the Board of Directors from time to time for each individual vacancy.  Qualifications that will be considered for all nominees include, but are not limited to:

•                  the ability of the prospective nominee to represent the interests of the Company’s  shareholders;

•                  the prospective nominee’s personal and professional experience and expertise;

•                  the prospective nominee’s standards of integrity, commitment and independence of thought and judgment; and

•                  the prospective nominee’s ability to dedicate sufficient time, energy and attention to the performance of his or her duties.

Certain Relationships and Related Transactions

Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest.  In order to ensure that the Company acts in the best interest of its stockholders, the Board of Directors has delegated the review of related party transactions to the Audit Committee.  Any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed by the Audit Committee.  In reviewing a proposed transaction, the Audit Committee must (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the Committee.  After its review, the Audit Committee will present its finding to the full Board of Directors, who will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

Transactions with Related Persons

Marlis E. Smith, Jr., a member of the Company’s Board of Directors since April 2009 and the Company’s President and Chief Executive Officer from January 16, 2010 until January 31, 2012, is the controlling member of certain entities that have participated as independent third party working interest owners in numerous oil and gas wells operated by Credo. During Credo’s fiscal year ended October 31, 2011, the entities controlled by Mr. Smith owned interests in thirty nine such properties, most of which they owned before he become an officer and director of Credo.  During that period, the entities received approximately $284,000 in oil and gas revenues and paid approximately $378,000 in drilling costs and operating expenses related to such interests.  The entities controlled by Mr. Smith also own interests in numerous wells which are operated by third parties and in which Credo also owns an interest.  The transactions were reviewed by the Audit Committee and were approved by the Board of Directors.  The transactions are in compliance with the Company’s current policies.

Compensation Discussion and Analysis

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee recommends to the Board the form and amount of compensation to be paid or awarded to all Named Executive Officers of the Company.  The Compensation Committee has reviewed the below compensation discussion and analysis required by Item 402(b) of Regulation S-K.  Based on such review, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

William F. Skewes

Oakley Hall

John A. Rigas

Introduction and Overview

The following discussion and analysis is intended to assist you in understanding our compensation program. It is intended to cover the elements of compensation paid to our Named Executive Officers and the reasoning used by the Compensation Committee in recommending to the board of Directors the structure of our executive compensation program, which is designed primarily to incentivize our Named Executive Officers to build stockholder value.

We believe our success depends on the continued contributions of our Named Executive Officers.  Our executive compensation programs are designed with the philosophy of attracting, motivating and retaining experienced and qualified Named Executive Officers and directors with compensation that is competitive with comparable public companies and that recognizes both overall business and individual performance.  Our policies are also intended to support the achievement of our strategic objectives by tying the interests of our Named Executive Officers with those of our stockholders through operational and financial performance goals and incentive-based compensation.

The three principal elements of our current executive compensation programs are annual base salary, performance bonuses, and long-term equity incentives in the form of stock-based awards under our Stock Option Plan.  Base salary is annual salary that pays for skill and experience and is required for market competitiveness.  Performance bonuses are awards for achievement of then-current business goals.  Long-term equity incentives are primarily stock-based awards that provide a competitive, long-term incentive to employees and Named Executive Officers that is aligned with stockholder interest in the price of the Company’s stock.

Named Executive Officers receive health and welfare benefits, including medical, prescription drug, dental and vision, that are offered to all employees.  The same contribution amounts and plan design provisions apply to all employees.  The Named Executive Officers also participate in the same qualified 401(k) plan as other employees.  Under the plan, the Company, at its discretion, may match a portion of an employee’s elective deferrals.  All matching contributions are subject to applicable federal limitations under the Internal Revenue Code and U.S. Treasury regulations.  These benefits are part of our overall compensation program and are designed to encourage continuity in employment and executive leadership and to remain competitive in the market for talent and experience in the E&P business.

Throughout this proxy statement, the individuals who serve as our CEO and Chief Financial Officer, or CFO, are referred to as our Named Executive Officers or executive officers.

Compensation Program Objectives and Methodology

The objectives of our executive compensation programs are as follows:

•                  attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry;

•                  pay for performance, whereby Company and individual performance substantially influence a Named Executive Officer’s total compensation opportunity;

•                  align the interests of our Named Executive Officers and stockholders by motivating Named Executive Officers to increase stockholder value and rewarding Named Executive Officers when stockholder value increases; and

•                  compensate our Named Executive Officers accordingly to meet our annual and long-term objectives.

To accomplish these objectives, we intend to provide a competitive total compensation package.  Base salaries and total compensation are intended to be competitive with our industry peers, considering individual performance and experience, to ensure that each Named Executive Officer is appropriately compensated.

Setting Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee is responsible for reporting to the Board of Directors on its evaluation and oversight of our compensation plans, policies and programs.  The members of our Compensation Committee are William F. Skewes (Chairman), Oakley Hall and John A. Rigas, each of whom is an independent director under applicable SEC rules and regulations and NASDAQ Marketplace Rules.  The Committee held two meetings in 2011 and took action two times by written consent.  In addition, Committee members speak with each other concerning compensation matters outside of regular meetings.

The Committee meets outside the presence of all of our Named Executive Officers to consider the appropriate compensation for each of our Named Executive Officers.  The committee analyzes the performance of our Named Executive Officers and determines the base salary, payments to be made under our incentive programs and any grant of long-term incentive awards.

Based on this analysis of each Named Executive Officer’s performance, and the other considerations discussed in this Compensation Discussion and Analysis, the Committee recommends to the Board the annual compensation package of each of our Named Executive Officers.

The function of the Compensation Committee is more fully described in its charter, which is available under the Corporate Governance section of our website at www.credopetroleum.com.  The information on our website is not part of this proxy statement.

Use of Peer Group Comparisons

Among other things, we use public information compiled by Equilar as a guide in structuring the compensation of our Named Executive Officers.  Actual compensation paid will be higher or lower than peer group averages depending on a number of factors, including Company and individual performance, accomplishment of our goals, our financial condition, and general industry and economic conditions.  The Compensation Committee does not utilize outside compensation consultants.

In analyzing and determining 2012 compensation levels, we reviewed comparative compensation data for certain US publicly traded companies engaged in the oil and gas business that were similar to us in the areas of market capitalization, annual revenues, and enterprise value.  We believe that these criteria were effective in yielding an appropriate peer group of comparable companies.  The benchmarking results provided background and context for the Compensation Committee’s recommendations and decisions.  The information regarding peer companies and pay practices of the peer group assisted in its analysis but did not govern the Compensation Committee’s award recommendation for any particular Named Executive Officer.  The Compensation Committee approves any revisions to the peer group on an annual basis.  The following 14 companies comprised the industry peer group used during 2011 in connection with executive compensation decisions:

Abraxas Petroleum Corp.	Approach Resources, Inc
Cano Petroleum, Inc.	Crimson Exploration, Inc.

Double Eagle Petroleum Co.	Gasco Energy, Inc.
Gastar Exploration Ltd.	GeoMet, Inc.
Goodrich Petroleum Corp.	Isramco, Inc.
Panhandle Oil & Gas, Inc.	Rex Energy Corp.
Royale Energy, Inc.	Warren Resources, Inc.

As part of the total compensation review process, the Compensation Committee reviews each element and the mix of compensation that comprises the total executive compensation package.  This process includes comparing historical data for the executives in the peer group to similar data for our Named Executive Officers.  The Compensation Committee also makes an assessment of skills, experience, and achievements of the Named Executive Officers.  The Compensation Committee considers each of the factors comprising performance results in recommending the amount of each Named Executive Officer’s compensation.  To support our compensation objectives, the Compensation Committee may recommend that the Board adjust elements of compensation for our Named Executive Officers to align them with the various elements of the peer group executives.

In sessions outside the presence of the Named Executive Officers, the Compensation Committee reviews and recommends to the Board compensation for the Named Executive Officers.  The Board then reviews and considers the Compensation Committee’s recommendation in the light of its own analysis of these compensation factors.

Components of Executive Compensation

Annual Base Salary

We provide our Named Executive Officers with an annual base salary to compensate them for their services during the year.  Although we have no written policies or guidelines for setting the base salaries of our Named Executive Officers, our Named Executive Officers’ salaries are intended to be competitive with our industry peers.  Our Board recognizes that a substantial amount of competition exists in the oil and gas industry for attracting and retaining qualified management teams.  Our philosophy is to set our Named Executive Officers’ base salaries at levels that we believe will enable us to retain them, with the goal of growing stockholder value.

We review salary ranges and individual salaries for our Named Executive Officers annually.  We establish the base salary for each Named Executive Officer based on consideration of pay levels of our industry peers and business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors.  We believe competitive base salaries are necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

2012 Base Salaries

For 2012 annual base salaries, the committee did not establish benchmarks.  Rather, the committee reviewed comparable base salary levels and incentive bonus targets to determine the relative competitiveness of the Company’s compensation structure.  Based on the committee’s review, the committee recommended, and the Board approved, the CFO’s annual base salary was increased 7.9% from his 2011 annual base salary.  This conclusion was largely based on economic factors and the overall performance of the Company in 2011. As the CEO had announced his intent to step down from his position, effective January 31, 2012, no salary adjustment for 2012 was considered.

Performance-Based Incentive Awards

2011 Bonus Award Overview

A core component of our executive compensation philosophy is that pay should be linked directly to performance.  We provide the opportunity for our Named Executive Officers to earn performance-based bonus awards.  We plan to continue to provide this opportunity to attract and retain an appropriate caliber of talent for these positions and to motivate Named Executive Officers to achieve our business goals.  Bonus awards are discretionary.  We review bonus awards for our Named Executive Officers annually in the first 90 days of our fiscal year to determine award payments for the most recently completed fiscal year.  A 2011 performance bonus award of $75,000 was approved for the CEO.  No bonus award was considered for other Named Executive Officers.

Long-Term Incentives

Equity Awards

We maintain equity compensation plans under which we make periodic, discretionary grants of stock options to eligible Named Executive Officers.  Equity incentives often represent a significant element of our total compensation program.  As with other elements, the value received through various stock-based awards is included in our annual total compensation review process.  Among other things, we review competitive peer group data regarding equity incentives. In addition, individual awards are determined, based on a subjective assessment of individual performance, contribution, and future potential.  No equity awards were granted in, or for, 2011.

Other Benefits

The Named Executive Officers are entitled to the same benefits coverage as other employees of the Company, including health insurance, participation in the Company’s 401(K) plan, and the reimbursement of ordinary and reasonable business expenses.  Certain Named Executive Officers and certain other technical employees may receive payments from oil and gas production interests granted to them periodically by the Company.  The CEO may receive other benefits, as approved by the Board of Directors, as described in the Summary Compensation Table.

The Company does not currently offer any deferred compensation program, supplemental executive retirement plan or any financial planning services for its Named Executive Officers.

Summary Compensation Table

The following table sets forth the total compensation received during the Company’s last three fiscal years for services in all capacities by persons acting as the Chief Executive Officer and Chief Financial Officer (the “Named Executive Officers”).  No other executive officer of the Company had total compensation in excess of $100,000 for the fiscal years ended October 31, 2011, 2010 and 2009.

						Change in Pension Value And
					Non-Equity	Nonqualified
					Incentive	Deferred	All
Name and				Option	Plan	Compensation	Other
Principal Position	Year	Salary	Bonus	Awards(1)	Compensation	Earnings	Compensation(2)	Total
Marlis E. Smith, Jr. (3)	2011	$250,000	$75,000	$—	$—	$—	$21,380	$346,380
Chief Executive Officer	2010	$208,000	$—	$173,000	$—	$—	$6,642	$387,642
	2009	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Alford B. Neely (5)	2011	$190,000	$—	$—	$—	$—	$18,787	$208,787
Chief Financial Officer	2010	$190,000	$—	$—	$—	$—	$19,653	$209,653
	2009	$190,000	$—	$—	$—	$—	$17,000	$207,000

James T. Huffman (4)	2011	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Chief Executive Officer	2010	$91,000	$—	$—	$—	$—	$61,025	$152,025
	2009	$200,000	$—	$—	$—	$—	$506,000	$706,000

(1)          The amount included is the grant date fair market value of the stock option award granted in fiscal year 2010 determined under share-based compensation accounting guidance in accordance with FASB ASC Topic 718.  There were no options granted to the Named Executive Officers in fiscal years 2011 or 2009.

(2)          For additional information on All Other Compensation, see table below.

(3)          Mr. Smith served as the Company’s Chief Executive Officer from January 2010 until January 2012.

(4)          In fiscal 2010, and prior to his retirement, Mr. Huffman served as CEO from November 2009 to January 2010.  Thereafter, he provided part-time consulting services to the Company.

(5)   Mr. Neely began serving as the Company’s Chief Financial Officer in July 2008.

The following table provides a detailed breakdown of the amounts for fiscal years 2011, 2010 and 2009 under “All Other Compensation” in the Summary Compensation Table:

All Other Compensation

Benefits	Year	Marlis E. Smith, Jr. Chief Executive Officer(3)	James T. Huffman Chief Executive Officer	Alford B. Neely Chief Financial Officer
Company Contributions to 401(k) Retirement Plan	2011	$8,889	N/A	$6,296
	2010	$—	$4,046	$7,701
	2009	N/A	$16,660	$7,390
Health, Disability & Long Term Care and Life Insurance Premiums	2011	$12,491	N/A	$12,491
	2010	$6,642	$17,025	$11,952
	2009	N/A	$15,358	$9,481
Payments from Oil and Gas Production (2)	2011	$—	N/A	$—
	2010	$—	$35,516	$—
	2009	N/A	$55,929	$—
All Other	2011	$—	N/A	$—
	2010	$—	$4,438	$—
	2009	N/A	$4,304	$—
Retirement Bonus (1)	2011	$—	N/A	$—
	2010	$—		$—
	2009	N/A	$413,800	$—
Total All Other Compensation	2011	$21,380	N/A	$18,787
	2010	$6,642	$61,025	$19,653
	2009	N/A	$506,051	$16,871

(1)    Mr. Huffman was granted a retirement bonus of $413,800 in recognition of his 30 years of service to the Company.  The amount of the bonus was based on the cost of a life-time $2,500 per month annuity.  Mr. Huffman retired from his position as the Company’s Chief Executive Officer in January 2010.

(2)    Payments for oil and gas production to Mr. Huffman are related to grants made before his retirement.

(3) Mr. Smith served as the Company’s Chief Executive Officer from January 2010 to January 2012.

Grants of Plan-Based Awards

The Company made no grants of plan-based awards in 2011.

Option Exercises and Stock Vested

No stock options were exercised in 2011.

Pension Benefits

The Company has no pension benefit plans.

Nonqualified Deferred Compensation

The Company had no nonqualified deferred compensation plans during 2011.

Outstanding Equity Awards at Fiscal Year End(1)

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Marlis E. Smith, Jr.	33,334(2)	16,666(2)	$9.30	1/1/2020
Alford B. Neely	20,000(3)	—	$12.78	12/6/2016

(1)          All option awards were granted under the Company’s 1997 or 2007 Stock Option Plans.  The Company does not grant stock awards.

(2)          This was a single grant of options to purchase 50,000 shares, granted on January 1, 2010.  The grant vests one-third on each anniversary of the Grant Date and will become fully vested on January 1, 2013.

(3)          This was a single grant of options to purchase 20,000 shares, granted on December 6, 2006.  The grant vests 25% on each anniversary of the grant date and became fully vested on December 6, 2010.

Compensation Committee Interlocks and Insider Participation

During 2011, the Compensation Committee of the Board was comprised of three directors, Messrs. Skewes, Hall, and Rigas. None of these directors was an officer of Credo or any of its subsidiaries at any time in the past. None of our executive officers served as a director or member of a Compensation Committee of any entity that employed any of our directors during 2011. No interlocking relationships exist, or in the past fiscal year have existed, between any member of the Compensation Committee and any other company’s Board of Directors or Compensation Committee.

Director Compensation

The following table describes the compensation earned by persons who served as Directors who were not executives of the Company during fiscal 2011.  Officers of the Company serving on the Board or committees of the Board received no additional compensation for such service.

Name	Fees Earned or Paid in Cash(1)	Stock and Option Awards(2)	Total
Clarence H. Brown	$32,687	$0	$32,687
Oakley Hall	41,500	0	41,500
James T. Huffman(3)	30,500	0	30,500
W. Mark Meyer(4)	30,500	0	30,500
John A. Rigas(4)	30,500	0	30,500
H. Leigh Severance	30,250	0	30,250
William F. Skewes	34,562	0	34,562
Marlis E. Smith, Jr.(5)	0	0	0

(1)          Amounts in this column represent retainers, meeting fees, chair fees and other payments.

(2)          No stock options or stock awards were granted to Directors during fiscal 2011.

(3)          In addition to Mr. Huffman’s director fees of $30,500, he was paid $62,400 for services provided to the Company’s Executive Officers.

(4)          Director fees earned by Messrs. Meyer and Rigas are paid 63% to RCH Energy Opportunity Fund II, LP and 37% to RCH Energy Opportunity Fund III, LP.  Messrs Meyer and Rigas do not directly receive any director fees.

(5)          As an Executive Director, Mr. Smith receives no additional compensation.

During fiscal 2011, the Company paid the following cash fees to non-executive directors:

Annual Retainer	$25,000
Audit Committee Chair Additional Annual Retainer	6,000
In Person Board Meeting	1,000
Telephonic Board Meeting	250
Committee/Consulting (per hour)	250

All stipends and meeting attendance fees are paid quarterly in arrears. The Company also reimburses non-executive directors for reasonable expenses incurred in attending Board and committee meetings.

The Company’s Certificate of Incorporation provides for indemnification of its officers and directors.  The Certificate generally requires the Company to indemnify such officers and directors to the fullest extent permitted by Delaware Law and to advance expenses in connection with certain claims against the officers and directors.

Equity Compensation Plan Information

The Company has two equity incentive compensation plans that have been approved by the stockholders under which shares of the Company’s common stock have been authorized for issuance to directors, officers, employees, advisors and consultants:

•                  the 1997 Stock Option Plan, which expired July 29, 2007.  No additional options can be granted under the 1997 Plan. However all outstanding options granted under the 1997 Plan will continue to be governed by the provisions of the 1997 Plan.

•                  the 2007 Stock Option Plan, which authorized 1,000,000 shares for issuance.  50,000 shares are outstanding and 950,000 shares remain available for grant.

The following table sets forth information, as of October 31, 2011, with respect to the Company’s compensation plans under which Common Stock is, or was, authorized for issuance and is outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Per Share Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plan(s)

Equity compensation plans approved by security holders	179,053	$8.40	950,000
Equity compensation plans not approved by security holders	—	—	—

Total	179,053	$8.40	950,000

Potential Payments Upon Termination or Change in Control

Key Employee Retention Plan

The Company has established a Key Employee Retention Plan (the “Plan”) for certain of its key employees which includes the chief executive officer and the chief financial officer.  The purpose of the Plan is to provide a bonus incentive to certain key employees to remain in the employ of the Company during periods when there is a potential for a change in control of the Company.  Employees who are participants in the Plan are generally entitled to receive qualified payments equal to one month for each year of service, but in no case less than twelve months, or such greater amount as the Board of Directors may deem appropriate considering the circumstances.  Such payments include the employee’s current monthly base salary and the greater of (i) one-twelfth of their prior year bonus or (ii) one-twelfth of the average of their prior three years bonus.  Such payments become effective in the event that their employment is terminated within two years after a change in control of the Company (a) without “cause” by the new controlling party or (b) for “good reason” by the employee (e.g. an adverse change in the officer’s status after a change in control), each as defined in the Plan.  In addition, all insurance and fringe benefits will be provided for a period equal to the greater of one month of coverage for each year of employment with the Company or 12 months of coverage.

A change in control is defined to include (i) any person or group becomes the beneficial owner, directly or indirectly of 30% or more of the outstanding voting stock of the Company, (ii) the stockholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less than 51% of the merged, combined or consolidated securities, (iii) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the Company’s net assets, or (iv) election of one-third of the members of the Company’s Board of Directors proposed by any party or group nominating directors in opposition to the directors nominated for election by the Company.

The following table presents the amount of compensation payable to Mr. Smith and Mr. Neely if the triggering termination event had occurred on the last day of the Company’s most recently completed fiscal year, October 31, 2011.

Name	Salary	Bonus	All Other Compensation	Total
Marlis E. Smith, Jr. (1)	$250,000	$75,000	21,380	$346,380
Alford B. Neely (2)	$190,000	$0	18,787	$208,787

(1)          These amounts represent annual totals which would be paid to Mr. Smith on a pro-rata monthly basis for a period of 12 months.

(2)          These amounts represent annual totals which would be paid to Mr. Neely on a pro-rata monthly basis for a period of 12 months.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

The Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.  Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders to make any statement they so desire and will be available to answer appropriate shareholder questions.

In the event this proposal is defeated, the shareholder vote will not be binding on the Company but may be considered by the Audit Committee when it considers selecting other auditors for the next fiscal year.  However, because of the difficulty and expense of making any substitution of auditors after the beginning of the fiscal year, Ernst & Young’s appointment for the 2012 fiscal year will be permitted to stand unless the Audit Committee finds other reasons for making a change.

In the absence of contrary instructions by a shareholder, the shares represented by the proxy will be voted FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2012.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for its audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, its audit of internal controls, and its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $253,000 for fiscal 2011 and $249,000 for fiscal 2010.

Audit-Related Fees

No audit related services were provided in fiscal 2011 or 2010 by Ernst & Young LLP.

Tax Fees

Ernst & Young LLP provided no tax services to the Company during fiscal 2011 or 2010.

All Other Fees

Ernst & Young LLP provided no services during fiscal 2011 or 2010 other than the services described above.

Policies and Procedures for Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and non-audit services expected to be performed by Ernst & Young LLP in any fiscal year.  In addition, the Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services by Ernst & Young LLP, and ensures that the independent registered public accounting firm shall not be engaged to perform the specific non-audit services that are prohibited by law or regulation.  The Audit Committee Chairman must report any such additional pre-approved services at the next scheduled Audit Committee meeting.  There were no hours expended on the Ernst & Young LLP audit of the Company’s most recent financial statements by persons other than Ernst & Young LLP’s full-time, permanent employees.

Audit Committee Report

The responsibilities of the Audit Committee are set forth in the Audit Committee Charter which was reviewed and approved October 29, 2011 by the Board of Directors.  The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis.  The Company’s Audit Committee Charter is posted on the Company’s Internet website (www.credopetroleum.com).  In addition, a copy of the Audit Committee Charter can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address.

The Audit Committee met six times during fiscal 2011 and has met once since fiscal 2011 year-end.  The Audit Committee reviewed and discussed the Company’s audited financial statements for fiscal 2011 with management and the Company’s independent registered public accounting firm, and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Codification of Statements on Auditing Standards, AU 380 (formerly Statement on Auditing Standards 61) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as in effect for the Company’s fiscal 2011.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm as required by applicable requirements of the PCAOB regarding their communication with the audit committee concerning independence, and has discussed with them their independence from the Company.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended October 31, 2011 be included in the Company’s Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

Oakley Hall, Chairman

Clarence H. Brown

William F. Skewes

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to, among others, its directors, principal executive, financial and accounting officers, and other persons, if any, performing similar functions.  The Company’s Code of Ethics is posted on the Company’s Internet website (www.credopetroleum.com).  In addition, a copy of the Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address.

Any amendment to, or waiver under, the Company Code of Ethics will be posted on the Company’s website (www.credopetroleum.com).

MANNER AND EXPENSES OF SOLICITATION

Solicitation of proxies will be by mail.  The total expenses of such solicitation will be borne by the Company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.  Solicitation of proxies may be made by telephone or oral communication by regular employees of the Company who will not be directly compensated.  In addition, the Company may choose to employ a proxy solicitor.  Costs of a proxy solicitor, if any, will be paid by the Company and should not exceed $25,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, beneficial owners of more than 10% of any class of equity securities of the Company pursuant to Section 12 of the

Exchange Act, or any other person subject to Section 16 of the Exchange Act, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the Securities and Exchange Commission.  Such persons are required to furnish the Company with copies of all Section 16(a) forms that they file.  Based upon a review of these filings and written representations by such persons, the Company believes that its directors and executive officers were in compliance with all filing requirements pursuant to Section 16(a) during fiscal 2011.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any proposal which a shareholder intends to present for consideration and action at the next Annual Meeting of Shareholders must be received in writing by the Company at 1801 Broadway, Suite 900, Denver, Colorado, 80202 no later than October 29, 2012 and must conform to applicable Securities and Exchange Commission rules and regulations.  If a shareholder does not seek inclusion of a proposal in the proxy material and submits the proposal outside the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company’s Secretary on or before December 31, 2012.  If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the Annual Meeting of Shareholders.  Nothing in this paragraph shall be deemed to require the Company to permit presentation of a shareholder proposal, or to include in the Company’s proxy materials relating to the 2013 Annual Meeting of Shareholders, any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by the regulations of the Securities and Exchange Commission in effect at that date.

The Board of Directors attend each Annual Meeting and the individual directors are available to answer appropriate questions.  Appropriate questions generally relate to the Board’s responsibility to establish overall policy and direction for the Company, its responsibility to retain and evaluate management, and its responsibilities related to certain functions related to the Audit Committee.  Shareholders may send communications to the Board of Directors addressed to the attention of the Chairman of the Executive Committee of the Board of Directors at the Company’s business address.  The Chairman of the Executive Committee will log and retain all such communications.  Those communications that the Chairman, in his sole judgment, believes are (i) within the scope of the Board of Directors’ responsibility, (ii) credible, and (iii) material, or potentially material, will be presented to the full Board of Directors at its next succeeding regular quarterly meeting.  The Board of Directors will then determine, in its sole judgment, whether a response is appropriate.

OTHER MATTERS

The Company does not know of any matters other than the election of directors and ratification of the Company’s independent registered accounting firm to be brought before the Annual Meeting of Shareholders.  If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting of Shareholders, the individuals named in the enclosed proxy will use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

HOUSEHOLDING INFORMATION

The Security and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders.  This process, which is commonly referred to as “householding”, is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies.  While the Company does not utilize householding, some intermediaries may be “householding” our proxy materials and annual report.  Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on page one of this proxy statement, to the attention of the Corporate Secretary.  If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000125627_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 James T. Huffman 02 Clarence H. Brown CREDO PETROLEUM CORPORATION ATTN: MARIE HEUSER 1801 BROADAY, SUITE 900 DENVER, CO 80202 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of the Company's independent registered public accounting firm, Ernst & Young, LLP, for the fiscal year 2012. NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1. AND 2. Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder must sign. Executors, trustees and other fiduciaries should so indicate when signing.

0000125627_2 R1.0.0.11699 Importance Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on April 5, 2012. The Company’s Notice, Proxy Statement and Annual report to Stockholders are available at http://www.credopetroleum.com. In additional, and in accordance with SEC rules, you may also access the Notice and Proxy Statement and vote via the Internet at http://www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . CREDO PETROLEUM CORPORATION THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned shareholder of Credo Petroleum Corporation acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held April 5, 2012, at 2:30 p.m., MDT, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and hereby appoints Oakley Hall or William F. Skewes, or either of them, as Proxy, with the power of substitution, to vote all the shares of the undersigned at said Annual Meeting of Shareholders and at all adjournments thereof, hereby ratifying and confirming all that said Proxy may do or cause to be done by virtue thereof. The above named Proxy is instructed to vote all of the undersigned's shares as directed on the reverse side. THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Continued and to be signed on reverse side